Exhibit 10.9

Romeo Power, Inc.

2020 Long-Term Incentive Plan

TERM SHEET FOR STOCK OPTION AWARD

Romeo Power, Inc. (the “Company”) hereby grants to the Participant named below a stock option (the “Option”) to purchase any part or all of the number of Shares that are covered by this Option, as specified below, at the exercise price specified below and on the terms and subject to the conditions set forth in this Term Sheet, the Romeo Power, Inc. 2020 Long-Term Incentive Plan (the “Plan”) and the Plan’s Standard Terms and Conditions for Stock Options (the “Standard Terms and Conditions”), each as amended from time to time (the Term Sheet and the Standard Terms and Conditions, as in effect at the time of the execution of the Term Sheet, together constituting the “Award Agreement” between Participant and the Company). This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Award Agreement. If the Award Agreement conflicts with the Plan, the Plan will control. Capitalized terms not explicitly defined herein are defined in the Plan.

Name of Participant:	_____________________________

Grant Date:	_____________________________

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

Number of Shares covered by Option:	_____________________________

Exercise Price Per Share:	$____________________________

Vesting Commencement Date:	☐ Same as Grant Date ☐ Date:

Vesting Schedule:	[insert applicable vesting schedule]

Expiration Date:	☐ The ten-year anniversary of the Grant Date ☐ The five-year anniversary of the Grant Date (select if Participant is a 10% Shareholder receiving an Incentive Stock Option)

If this Option is intended to qualify as an Incentive Stock Option but fails in whole or in part to so qualify, then this Option shall constitute a Non-Qualified Stock Option to the extent of that failure. By accepting this Term Sheet, Participant acknowledges that he or she has received and read, and agrees that this Option shall be subject to, and Participant shall comply with, the terms of the Award Agreement and the Plan.

IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer.

ROMEO POWER, INC.

Name
Title

[Participant/Spouse Signature page follows on the reverse side of this Term Sheet]

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions of the Award Agreement and the Plan. The undersigned hereby acknowledges receipt of the attached Standard Terms and Conditions and that a copy of the Plan is available on the Company’s internal SharePoint website.

PARTICIPANT

Signature

By his or her signature below, the spouse of Participant, if Participant is legally married as of the date of his or her execution of this Term Sheet, acknowledges that he or she has read this Term Sheet, the Standard Terms and Conditions and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Term Sheet, the Standard Terms and Conditions and the Plan.

Name of Spouse	Signature of Spouse

OR

By his or her signature below, Participant represents that he or she is not legally married as of the date of execution of this Term Sheet.

PARTICIPANT

Signature

Romeo Power, Inc.

2020 Long-Term Incentive Plan

STANDARD TERMS AND CONDITIONS FOR

STOCK OPTIONS

These Standard Terms and Conditions apply to any Options granted under the Romeo Power, Inc. 2020 Long-Term Incentive Plan (the “Plan”) that are evidenced by a Term Sheet or an action of the Committee that specifically refers to these Standard Terms and Conditions (the Term Sheet and the Standard Terms and Conditions, as in effect at the time of the execution of the Term Sheet, together constituting the “Award Agreement” between Participant and the Company). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Term Sheet and, if not set forth therein, in the Plan.

1.	TERMS OF OPTION

The Company has granted to the Participant named in the Term Sheet provided to Participant herewith an Option to purchase up to the number of Shares set forth in the Term Sheet, at the exercise price per Share set forth in the Term Sheet, and upon the other terms and subject to the conditions set forth in the Award Agreement and the Plan.

2.	EXERCISE OF OPTION

The Option shall vest, in accordance with the Vesting Schedule set forth on the Term Sheet, so long as Participant remains in Continuous Service with the Company through the vesting date. Participant may exercise any vested portion of the Option at any time prior to the Expiration Date of the Option, except as otherwise provided in the Plan.

To exercise the Option (or any part thereof), Participant shall provide notice to the Company specifying the number of Shares Participant wishes to purchase and how Participant’s Shares should be registered (in Participant’s name only or in Participant’s and Participant’s spouse’s names as community property or as joint tenants with right of survivorship).

The exercise price (the “Exercise Price”) of the Option is set forth in the Term Sheet. The Company shall not be obligated to issue any shares of Common Stock until Participant has paid the total Exercise Price for that number of shares of Common Stock. The Exercise Price may be paid by one or more of the following means if permitted by the Committee in its sole discretion: (i) by cash or check payable to the Company; (ii) by delivery to the Company of already-owned Shares having a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised; (iii) by a “net exercise” arrangement whereby Participant surrenders to the Company Shares otherwise receivable upon exercise of the Option (e.g., the Company will reduce the number of Shares issued upon exercise of the Option by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Exercise Price) provided that the Option is a Non-Qualified Stock Option; (iv) by a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may elect to concurrently provide irrevocable instructions (A) to Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the Exercise Price of the Option plus all applicable withholding taxes, and (B) to the Company to deliver the certificates for the purchased Shares directly to the broker or dealer in order to complete the sale; or (v) in any other form of legal consideration.

Fractional Shares will not be issued. Shares will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any Shares during any period when the Company determines that the exercisability of the Option or the delivery of Shares hereunder would violate Applicable Law.

3.	EXPIRATION OF OPTION

The Option shall expire and cease to be exercisable on the Expiration Date set forth in the Term Sheet.

4.	RESTRICTIONS ON RESALES OF OPTION SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Participant or other subsequent transfers by Participant of any Shares issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other optionholders, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers or (d) restrictions under Applicable Law.

5.	INCOME TAXES

Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise or disposition of Shares issued as a result of an Option exercise. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied.

6.	TRANSFERABILITY OF OPTION

Except as required by Applicable Law, the Option shall not be assignable, alienable, saleable, or transferable by Participant except by will or by the laws of descent and distribution; provided, however, that Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant with respect to the Option on the death of Participant. The Option shall be exercisable, during Participant’s lifetime, only by Participant or, if permissible under Applicable Law, by Participant’s guardian or legal representative. The Option may not be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company.

Notwithstanding the foregoing, if the Option does not qualify as an incentive stock option under Section 422 of the Code, then Participant may transfer some or all of his or her Non-qualified Stock Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Participant (or such Participant’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Non-qualified Stock Option; (ii) the Participant shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to Participant, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

7.	TERMINATION

The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Option (including whether Participant may still be considered to be providing services while on a leave of absence).

Cause. In the event that Participant’s Continuous Service is terminated for Cause, as of the date of such termination all Shares covered by this Option shall cease to vest and any outstanding and vested Options that have yet to be exercised (pursuant to these Standard Terms and Conditions) shall immediately be forfeited to the Company, and all rights of Participant to this Option will immediately terminate without payment of consideration by the Company.

Other. Unless the Committee determines otherwise, in the event that Participant’s Continuous Service terminates for any reason other than for Cause, as of the date of such termination all Shares covered by this

Option shall cease to vest and (except for any vested Option shares that have yet to be exercised, pursuant to these Standard Terms and Conditions) shall immediately be forfeited to the Company and all rights of Participant to such Option shares will immediately terminate without payment of consideration by the Company.

8.	REPRESENTATIONS AND WARRANTIES

Participant acknowledges that the Company may issue the Shares upon the exercise of the Option without registering such Shares under the Securities Act, on the basis of certain exemptions from such registration requirement if the Company is not then publicly traded. Accordingly, Participant agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Participant is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Participant that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Participant acknowledges that, because the Shares received upon exercise of an Option may be unregistered, Participant may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

Participant acknowledges that Applicable Law may require the placement of certain restrictive legends upon the Shares issued upon exercise of the Option, and Participant hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company may deem necessary or advisable.

Participant acknowledges that he or she shall be solely responsible for the satisfaction of any taxes or interest or other consequence, that may arise pursuant to the Option (including taxes arising under Code Section 409A of the Code), and neither the Company nor the Committee nor anyone other than Participant, or his or her estate or beneficiaries, shall have any obligation whatsoever to pay such taxes or interest or to otherwise indemnify or hold Participant harmless from any or all of such taxes.

9.	THE PLAN AND OTHER AGREEMENTS

In addition to the Award Agreement, the Option shall be subject to the terms of the Plan, which are incorporated into the Award Agreement by this reference. A copy of the Plan, and the accompanying prospectus, is available on the Company’s internal SharePoint website.

The Award Agreement and the Plan constitute the entire understanding between Participant and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.

10.	LIMITATION OF INTEREST IN SHARES SUBJECT TO OPTION

Neither Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through Participant shall have any right, title, interest, or privilege in or to any Shares allocated or reserved for the purpose of the Plan or subject to the Award Agreement except as to such Shares, if any, as shall have been issued to such person upon exercise of the Option.

11.	NO EMPLOYMENT RIGHT

Nothing in the Plan, in the Award Agreement or any other instrument executed pursuant to the Plan shall confer upon Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate Participant’s Continuous Service at any time for any reason.

12.	GENERAL

In the event that any provision of the Award Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the Award Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

Section headings are inserted solely for convenience of reference, and shall not constitute a part of the Award Agreement, nor shall they affect its meaning, construction or effect.

Except as otherwise provided in the Award Agreement or in the Plan, every covenant, term, and provision of the Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

The Award Agreement may be modified or amended at any time, in accordance with the Plan and provided that Participant must consent in writing to any modification that would impair his or her rights under the Award Agreement provided that no such consent shall be required with respect to any modification if the Committee determines in its sole discretion that such modification either (i) is required or advisable in order for the Company, the Plan or the Option to satisfy or conform to Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Option.

13.	“MARKET STAND-OFF” CONDITIONS

Participant agrees that, if requested by the Company, Participant will not sell or otherwise transfer or dispose of any Shares held by Participant without the prior written consent of the Company during such period of time.

14.	INTERPRETATION

This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Committee shall have the power to interpret the Plan and the Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan and the Award Agreement as are consistent therewith and to interpret or revoke any such rules. Any action, decision, interpretation or determination by the Committee shall be final, binding and conclusive on the Company and Participant. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Award Agreement, or the Option.

15.	NOTICES

Any notice, demand or request required or permitted to be given under the Award Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: Stock Administration, and if to Participant, at his or her most recent address as shown in the employment or stock records of the Company.

16.	GOVERNING LAW AND VENUE

The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflicts of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Option, the parties hereby submit to the exclusive jurisdiction of the State of Delaware and agree that such litigation shall be conducted only in the courts of Delaware, or the federal courts for the United States for Delaware, and no other courts, where this grant is made and/or to be performed.

17.	COUNTERSIGNATURE

The Term Sheet may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument, and is incorporated herein.